UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2013

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (616) 384-3272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Exchange Agreement

Our company entered into a share exchange agreement dated December 15, 2013 (the “Exchange Agreement”) with Vapestick Holdings Ltd., a company incorporated under the laws of England and Wales (“Vapestick”) and all of the shareholders of Vapestick (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, we agreed to purchase all of the issued and outstanding ordinary shares in the capital of Vapestick from the Shareholders in consideration for the issuance of such number of common shares in the capital of our company equal to 10% of the number of our issued and outstanding common shares on a fully diluted basis as of the closing date of the Exchange Agreement to the Shareholders on a pro rata basis and the payment of an aggregate of £3,500,000 to the Shareholders on a pro rata basis, each subject to adjustment as set out in the Exchange Agreement.

Information about Vapestick

Vapestick owns the VAPESTICK® brand, which is one of Europe’s leading brands for premium electronic cigarettes.  Vapestick was founded in 2010 by co-founders Michael Clapper and Michiel Carmel.  With its distinctive black and chrome style designs and signature blue light tips, VAPESTICK® has grown to become one of the most recognized brands in the market and currently sells its product both online (http://www.vapestick.co.uk) and through thousands of retail outlets across UK and Europe, including Tesco, Costco, Harrods and WHSmith.  The business is a founding board member of ECITA (European Electronic Cigarette Industry Trade Association) and has a rapidly expanding celebrity following including Rolling Stone’s guitarist Ronnie Wood.

Closing Conditions

The parties have agreed to close the Exchange Agreement on or prior to January 15, 2014, or such other date as the parties may agree to in writing.

In addition to standard closing conditions that are common to share exchange transactions, closing is conditional upon Vapestick’s current liabilities on the closing date not exceeding £100,000 in the aggregate (exclusive of current liabilities under secured commercial credit facilities where repayment is secured by current assets which exceed the amount of the related liability).

Additionally, the closing is conditional upon satisfaction of the following conditions precedent in favor of Vapestick: (i) the number of common shares issuable by our company to the Shareholders on closing constitutes 10% of all issued and outstanding common shares as of the closing date, calculated on a fully-diluted basis taking into consideration all outstanding derivative securities which may be converted, exercised or exchanged into common shares of our company but excluding securities issuable in connection with strategic acquisitions as well as any securities issuable by our company in connection with financing transactions, the proceeds of which are principally for the payment of the purchase price in connection with such acquisitions; (ii) the appointment of Paul Herman and Michael Clapper to the board of directors of our company on the closing date and the obligation to nominate such individuals as directors at our company’s next annual general meeting; (iii) the appointment of Michael Clapper and Michiel Carmel as executive officers of our company on the closing date; (iv) the entry into an employment agreement between our company and Michael Clapper dated as of the closing date for a one year term, whereby Mr. Clapper will receive a base salary of £150,000 and be eligible to receive a discretionary bonus to receive a cash payment of up to 4 times the base salary for obtaining agreed upon targets in revenue, profitability and other strategic metrics (the revenue target for 2014 for the business division to be operated by Mr. Clapper, which includes the business currently operated by Vapestick, will be £20,000,000 during the 12 months following the closing date); and (v) the entry into an employment agreement between our company and Michiel Carmel dated as of the closing date for a one year term, whereby Mr. Carmel will receive a base salary of £120,000 and be eligible to receive a discretionary bonus to receive a cash payment of up to 4 times the base salary for obtaining agreed upon targets in revenue, profitability and other strategic metrics (the revenue target for 2014 for the business division to be operated by Mr. Carmel, which includes the business currently operated by Vapestick, will be £20,000,000 during the 12 months following the closing date).

The closing is also conditional upon satisfaction of a mutual closing condition for the benefit of our company and Vapestick that requires our company to raise gross proceeds of at least $10,000,000 in a financing on or prior to the closing date.

Post-Closing Covenants

Pursuant to the terms of the Exchange Agreement, our company also agreed to certain covenants on a post-closing basis.  Firstly, our company agreed to offer registration rights to the Shareholders commonly referred to as “piggy-back” registration rights, whereby if we proceed with the filing of a registration statement relating to an offering of our securities under the United States Securities Act of 1933, as amended, other than on Form S-4 or Form S-8, and provided the Shareholders request to be included in such registration statement, we have agreed to register the common shares issuable by our company to the Shareholders on the closing of the Exchange Agreement in such registration statement.  Secondly, for so long as the Shareholders, in the aggregate, beneficially own the greater of: (i) 5% of the issued and outstanding common shares in the capital of our company; and (ii) in excess of 50% of the common shares issued to the Shareholders on the closing of the Exchange Agreement, at any time that our company proposes to issue any common shares or any securities exercisable or convertible into common shares of our company, each Shareholder has the right to participate in such financing and purchase up to a number of securities in the financing such that after such financing the Shareholder will maintain his or its pro rata percentage ownership of share capital of our company then beneficially owned by such Shareholder prior to the financing.  The participation right does not apply to: (i) any new securities that are issued pursuant to any present or future employee, director, or consultant compensation plan; (ii) pursuant to the exercise or conversion of currently outstanding securities that are exercisable or convertible into common shares of our company; (iii) in connection with acquisitions or other similar agreements; or (iv) securities issuable to banks, equipment lessors or other financial institutions in connections with loans made to our company.  Finally, following the closing date and through until December 31, 2014, we have agreed to fund the business of Vapestick in accordance with its current business plan which requires funding of approximately £300,000 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ELECTRONIC CIGARETTES CORPORATION

Date: December 19, 2013	By:	"Robert Hartford"
Robert Hartford
Chief Financial Officer